UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2025

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2025, Alternus Clean Energy, Inc. (the “Company”) entered into two Note Purchase Agreements (the “Purchase Agreement”) with two accredited investors (each an “Investor” and together, the “Investors”), pursuant to which the Company issued a 20% Original Issue Discount promissory convertible note to each Investor (together, the “2025 Notes”) with a maturity date of December 2025, each in the principal sum of $312,500. Pursuant to the terms of the 2025 Notes, the Company agreed to pay to the Investors the entire principal amount on the Maturity Date, failing which and certain events of default (as described in the 2025 Notes), the 20% Original Issue Discount shall increase 5% each month thereafter until the Notes are fully repaid. The Purchase Agreements contain customary representations and warranties by the Company, and closed on the same date thereof respectively. The Purchase Agreements resulted in combined net proceeds of $500,000 to the Company, which the Company intends to use for working capital purposes.

The 2025 Notes, each issued pursuant to a Purchase Agreement, are convertible at the option of the Holder at any time after the Maturity Date, including with registration rights, at a conversion price per share equal to ninety percent (90%) of the Company’s common stock’s VWAP (which is calculated based on the three (3) Trading Days immediately prior to such Conversion Date (or the nearest preceding date)) as of the date of such conversion (the “Conversion Date”). The 2025 Notes are a senior direct debt obligation of the Company ranking pari passu with all other notes, but subordinate and junior in right of payment to the Senior Convertible Notes originally issued to 3i, LP., and other senior or pari passu Indebtedness (as defined in the Purchase Agreement) of the Company.

The description of the Purchase Agreements and the 2025 Notes does not purport to be complete and is qualified in its entirety by reference to the Form of 2025 Note and the Form of Purchase Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, hereto and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer of securities pursuant to the Purchase Agreements and the 2025 Notes, the sale of the 2025 Notes and shares of common stock issuable upon conversion of the 2025 Notes described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) for transactions not involving a public offering. In connection with the execution of the Purchase Agreements, each of the Investors represented that it was an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Appendices

Appendices

Appendix	Appendix Description
4.1	Form of 20% Original Issue Discount Unsecured Convertible Promissory Note issued by Alternus Clean Energy, Inc.
10.1	Form of Note Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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